As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORTRESS BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5157386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL	33154
(Address of Principal Executive Offices)	(Zip Code)

Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended

(Full title of the plan)

Lindsay A. Rosenwald, M.D. Executive Chairman,
Chief Executive Officer and President 1111 Kane Concourse, Suite 301 Bay Harbor Islands, FL 33154 (781) 652-4500

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan David S. Wolpa Troutman Pepper Hamilton Sanders LLP 301 S. College Street, 34th Floor Charlotte, North Carolina 28202 (704) 998-4050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement is being filed by Fortress Biotech, Inc. (the “Registrant”) for the purpose of registering an additional 1,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) that are issuable pursuant to the Registrant’s 2012 Employee Stock Purchase Plan, as amended (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2012 (File No. 333-184616), as amended by a Registration Statement on Form S-8, filed with the Commission on November 9, 2017 (File No. 333-221485), a Registration Statement on Form S-8, filed with the Commission on August 9, 2019 (File No. 333-233195), and a Registration Statement on Form S-8, filed with the Commission on September 29, 2023 (File No. 333-274781). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Annex A of the Registrant’s Schedule 14A (file No. 001-35366) filed with the SEC on July 13, 2012).
4.2	Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.38 of the Registrant’s Current Report on Form 8-K (file No. 001-35366) filed with the SEC on June 12, 2017).
4.3	Amendment to Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Exhibit A of the Registrant’s Schedule 14A (file No. 001-35366) filed with the SEC on April 30, 2018).
4.4	Second Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (File No. 001-35366) filed with the SEC on June 23, 2023).
4.5	Third Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (File No. 001-35366) filed with the SEC on May 29, 2024).
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1*	Consent of Troutman Pepper Hamilton Sanders LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of KPMG LLP
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bay Harbor Islands, State of Florida, on May 31, 2024.

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald, M.D.
Name: Lindsay A. Rosenwald, M.D.
Title: Chairman, President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lindsay A. Rosenwald, M.D., and David Jin, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 2024.

Signature	Capacity	Date

/s/ Lindsay A. Rosenwald, M.D.	Chairman of the Board of Directors,	May 31, 2024
Lindsay A. Rosenwald, M.D.	President and Chief Executive Officer (Principal Executive Officer)

/s/ David Jin	Chief Financial Officer	May 31, 2024
David Jin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael S. Weiss	Executive Vice Chairman, Strategic	May 31, 2024
Michael S. Weiss	Development and Director

/s/ Jimmie Harvey, Jr., M.D.	Director	May 31, 2024
Jimmie Harvey, Jr., M.D.

/s/ Malcolm Hoenlein	Director	May 31, 2024
Malcolm Hoenlein

/s/ Dov Klein	Director	May 31, 2024
Dov Klein

/s/ J. Jay Lobell	Director	May 31, 2024
J. Jay Lobell

/s/ Kevin L. Lorenz, J.D.	Director	May 31, 2024
Kevin L. Lorenz, J.D.

/s/ Lucy Lu, M.D.	Director	May 31, 2024
Lucy Lu, M.D.